Exhibit 99.1

Lifeloc Reports 2019 Full Year Results

WHEAT RIDGE, Colo., March 17, 2020 -- Lifeloc Technologies, Inc. (OTC: LCTC), a global leader in the development and manufacturing of breath alcohol testing devices, has announced financial results for the 2019 fiscal year ended December 31, 2019.

2019 Financial Highlights

Lifeloc Technologies posted annual net revenue of $8.752 million resulting in 2019 after tax net income of $626 thousand, or $0.26 per diluted share. These results compare to net revenue of $8.438 million for 2018, with net income of $217 thousand, or $0.09 per diluted share. The 2019 results include a one-time gain of $225 thousand from a licensing settlement. Without this one-time gain, pretax net income would have been $462 thousand. Without this one-time gain, revenue for 2019 grew 4% over the prior year. Our balance sheet grew stronger as well, with a growth in cash of $398 thousand and debt reduction of $43 thousand.

In 2019 Lifeloc released its second generation, patent protected EasyCal® calibration station. This new model is now capable of calibrating the entire line of Lifeloc professional breath alcohol testers. New features of our automated calibration station include RFID (radio frequency identification) registration of calibration gas standards. These features further automate the calibration process and increase the separation between Lifeloc and its competitors.

Also in 2019, Lifeloc began the targeted release of our new platform breath alcohol testers, the LX9 and LT7. The LX9 adds new modes of communication while both the LX9 and LT7 have wide temperature use ranges and are readily configurable for custom usages. Both the LX9 and LT7 models were added to the U.S. Department of Transportation’s conforming product list in November 2019. Both models are receiving positive customer reviews.

The release of these new products represents the completion of multiyear research and development investments to offer leading technology to our industry. With these projects winding down, our R&D decreased to 12% of revenue in 2019. However, we expect R&D spending to increase in 2020 as we invest for the significant growth opportunities of alcohol monitoring and drug detection. In the first quarter of 2020, we expect to release the redesigned Real-Time Alcohol Detection and Reporting (R.A.D.A.R.®) device. We also plan to deploy additional resources toward the development of our rapid drug detection system based on the SpinDx™ technology. It is anticipated that our rapid drug detection system will include a rapid, quantitative marijuana breathalyzer. This remains our most critical goal, but there is still substantial work to be done.

“Our new product releases contributed to the growth experienced in 2019 and are expected to continue to drive growth in 2020. We proceed toward our strategic objectives, which are to gain market share with superior products, add value to our breath alcohol testers via automation and monitoring capability, and ultimately leverage the ease-of-use of our breath testers to develop drug testing devices,” commented Dr. Wayne Willkomm, President and CEO. “Looking forward, we see the Coronavirus COVID-19 as a significant risk and disruption for early 2020, both for the supply chain and customer demand. We have taken steps intended to keep our workers safe and to secure the necessary raw materials to keep production running. We hope the broader adoption of the new LX platform as well as the release of the redesigned R.A.D.A.R devices will outweigh the short-term demand disruption during this early 2020 challenge.”

About Lifeloc Technologies

Lifeloc Technologies, Inc. (OTC: LCTC) is a trusted U.S. manufacturer of evidential breath alcohol testers and related training and supplies for Workplace, Law Enforcement, Corrections and International customers. Lifeloc stock trades over-the-counter under the symbol LCTC. We are a fully reporting Company with our SEC filings available on our web site, www.lifeloc.com.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve substantial risks and uncertainties that may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements expressed or implied in this press release, including statements about our strategies, expectations about new and existing products, market demand, acceptance of new and existing products, technologies and opportunities, market size and growth, and return on investments in products and market, are based on information available to us on the date of this document, and we assume no obligation to update such forward-looking statements. Investors are strongly encouraged to review the section titled “Risk Factors” in our SEC filings.

EasyCal® and R.A.D.A.R.® are registered trademarks of Lifeloc Technologies, Inc.

SpinDx™ is a trademark of Sandia Corporation.

Kristie LaRose
Lifeloc Technologies, Inc.
http://www.lifeloc.com
(303) 431-9500

LIFELOC TECHNOLOGIES, INC.

Balance Sheets

ASSETS
	December 31,
CURRENT ASSETS:	2019	2018
Cash	$3,185,996	$2,788,327
Accounts receivable, net	641,239	675,136
Inventories, net	1,986,299	1,290,607
Income taxes receivable	6,750	90,629
Prepaid expenses and other	18,857	35,155
Total current assets	5,839,141	4,879,854

PROPERTY AND EQUIPMENT, at cost:
Land	317,932	317,932
Building	1,928,795	1,928,795
Real-time Alcohol Detection And Recognition equipment and software	569,448	569,448
Production equipment, software and space modifications	976,621	800,569
Training courses	432,375	432,375
Office equipment, software and space modifications	208,986	241,836
Sales and marketing equipment, and space modifications	232,600	219,797
Research and development equipment, software and space modifications	172,429	159,810
Less accumulated depreciation	(1,959,541)	(1,649,203)
Total property and equipment, net	2,879,645	3,021,359

OTHER ASSETS:
Patents, net	145,323	158,147
Deposits and other	74,027	140,452
Deferred taxes	86,658	79,869
Total other assets	306,008	378,468

Total assets	$9,024,794	$8,279,681

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$261,798	$343,783
Term loan payable, current portion	44,879	43,207
Customer deposits	214,031	19,265
Accrued expenses	290,458	250,912
Deferred revenue, current portion	45,874	44,218
Reserve for warranty expense	45,000	40,000
Total current liabilities	902,040	741,385

TERM LOAN PAYABLE, net of current portion and
debt issuance costs	1,324,467	1,369,347

DEFERRED REVENUE, net of current portion	6,066	8,212
Total liabilities	2,232,573	2,118,944

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock, no par value; 50,000,000 shares
authorized, 2,454,116 shares outstanding	4,603,304	4,597,646
Retained earnings	2,188,917	1,563,091
Total stockholders' equity	6,792,221	6,160,737

Total liabilities and stockholders' equity	$9,024,794	$8,279,681

 LIFELOC TECHNOLOGIES, INC.

Statements of Income

	Years Ended December 31,
REVENUES:	2019	2018
Product sales	$8,251,570	$8,104,003
Royalties	411,111	247,765
Rental income	89,142	85,886
Total	8,751,823	8,437,654

COST OF SALES	4,815,820	4,628,403

GROSS PROFIT	3,936,003	3,809,251

OPERATING EXPENSES:
Research and development	1,038,227	1,121,827
Sales and marketing	1,240,773	1,251,388
General and administrative	1,175,788	1,165,413
Total	3,454,788	3,538,628

OPERATING INCOME	481,215	270,623

OTHER INCOME (EXPENSE):
Settlement proceeds	225,199	—
Interest income	38,750	25,624
Interest expense	(57,802)	(61,650)
Total	206,147	(36,026)

NET INCOME BEFORE PROVISION FOR TAXES	687,362	234,597

(PROVISION FOR) FEDERAL AND STATE INCOME TAXES	(61,536)	(17,433)

NET INCOME	$625,826	$217,164

NET INCOME PER SHARE, BASIC	$0.26	$0.09

NET INCOME PER SHARE, DILUTED	$0.26	$0.09

WEIGHTED AVERAGE SHARES, BASIC	2,454,116	2,454,116

WEIGHTED AVERAGE SHARES, DILUTED	2,454,116	2,512,445

 LIFELOC TECHNOLOGIES, INC.

 Statements of Cash Flows

	Years Ended December 31,
CASH FLOWS FROM OPERATING ACTIVITIES:	2019	2018
Net income	$625,826	$217,164
Adjustments to reconcile net income to net cash
provided from operating activities-
Depreciation and amortization	412,529	416,896
Provision for doubtful accounts, net change	—	(5,000)
Provision for inventory obsolescence, net change	20,000	60,000
Deferred taxes, net change	(6,789)	(13,338)
Reserve for warranty expense, net change	5,000	—
Stock based compensation expense related to
stock options	5,658	17,469
Changes in operating assets and liabilities-
Accounts receivable	33,897	(76,810)
Inventories	(715,692)	(175,504)
Income taxes receivable	83,879	30,772
Prepaid expenses and other	16,298	(13,351)
Deposits and other	66,425	118,585
Accounts payable	(81,985)	46,687
Customer deposits	194,766	(29,498)
Accrued expenses	39,546	(13,378)
Deferred revenue	(490)	(10,390)
Net cash provided from
operating activities	698,868	570,304

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, equipment and space modifications	(256,906)	(402,147)
Patent filing expense	—	(6,750)
Net cash (used in) investing activities	(256,906)	(408,897)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments made on term loan	(44,293)	(42,535)
Net cash (used in) financing
activities	(44,293)	(42,535)

NET INCREASE IN CASH	397,669	118,872

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	2,788,327	2,669,455

CASH AND CASH EQUIVALENTS, END OF PERIOD	$3,185,996	$2,788,327

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$56,717	$58,847

Cash paid for income tax	$38,000	$—